UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of report (Date of earliest event reported)  March 22, 2018

AT&T INC.
(Exact Name of Registrant as Specified in Charter)

Delaware	1-8610	43-1301883
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

208 S. Akard St., Dallas, Texas	75202
(Address of Principal Executive Offices)	(Zip Code)

Registrant's telephone number, including area code (210) 821-4105

__________________________________
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240-14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 8.01  Other Events.

Throughout this document, AT&T Inc. is referred to as "we" or "AT&T." On March 22, 2018, we provided updated information regarding certain items impacting the first quarter of 2018.

The areas discussed below do not change the annual guidance we provided on January 31, 2018 in our Item 2.02 Form 8-K.

REVENUE RECOGNITION
Effective January 1, 2018, we adopted Financial Accounting Standards Board (FASB) Accounting Standards Update (ASU) No. 2014-09, "Revenue from Contracts with Customers (Topic 606)," as modified (ASC 606), using the modified retrospective method. With our adoption of the revenue standard, we made a policy election to record certain revenue-based regulatory fees, primarily Universal Service Fund (USF) fees, on a net basis.

When using the modified retrospective approach, prior period results are not restated to reflect the impact of ASC 606, resulting in limited comparability between 2018 and 2017 operating results. As a convenience to investors who may want to consider the effects of certain aspects of ASC 606 on our 2017 operating results, we are providing a summary of the areas with the most significant impacts to AT&T and approximate impacts based on our 2017 transactions. These approximate impacts are intended to illustrate general changes in categories and are not proposed pro forma adjustments to the financial results and operations included in our Form 10-K filed February 20, 2018.

ASC 606 most significantly impacts AT&T in these three areas:  1) bundled service and equipment contracts, 2) deferral of commission costs, and 3) netting of certain regulatory fees, previously recognized in both revenue and expense. Additional details for these three areas and illustrative impacts on operating items follow in the tables below (increases are denoted "+" and decreases "-").

Bundled service and equipment contracts
For bundled contracts, ASC 606 has the effect of increasing revenue attributable to equipment delivered and reducing revenue attributed to service. This results in a shift from service to equipment revenue for contracts with promotional activity or subsidy arrangements. This revenue shift will primarily impact our wireless business. Service-only contracts, customer billing and cash flows will not be impacted by ASC 606. The volume of promotional activity will affect the timing and amount of revenue shifted between categories, but not impact the total revenue recognized over the life of the contract.

Treatment 2017 and prior a) Revenue allocation driven by amounts billed for products and services b) Promotional discounts attributed to delivered elements only, recognizing discounts upfront
Treatment 2018 and beyond
a)  Revenue allocation driven by value of
     products and services delivered
b)  Promotional discounts attributed to all
     elements of the contracts, spreading
     recognition over the contract term

Historical Impact using 2017 – Illustrative Revenue: Service -$1.5B Equipment +$1.5B Total Revenue insignificant
Contract acquisition costs
Upon adoption of ASC 606, deferred commission is recorded on all open contracts at December 31, 2017. Beginning January 1, 2018, all new contracts will have commissions deferred and amortized over the contract period or expected customer life. Commission deferrals will impact our wireless, video/broadband and other businesses, representing approximately 60%, 35% and 5%, respectively, of the operating expense impacts below. We expect near-term improvements in our operating margins; however, the impact of these deferrals will moderate as our base increases. The volume of gross subscriber additions will impact the amount of benefit to operating expense compared to our previous accounting. 2017 volumes used for approximate impact below are not necessarily intended to be representative of future year's activity.

Treatment 2017 and prior a) Commissions expensed when customer contract signed b) Fulfillment costs deferred and amortized over customer life	Treatment 2018 and beyond a) Commissions deferred and amortized over contract period or expected customer life b) No change from prior treatment	Historical Impact using 2017 – Illustrative Operating Expense: Commission Deferrals -$3.5B Amortization +$1.5B Total Operating Expense -$2.0B
Regulatory fees recorded net (primarily USF)
With our decision to record net USF fees, revenues will be lower than in prior years, contributing to wireless service and operating margin increases with no change in operating income. ARPU (average revenue per subscriber) will be lower than under our previous policy. This change predominately affects our domestic wireless, fixed business and video/broadband operations representing approximately 45%, 35%, and 20%, respectively, of the impacts shown below.

Treatment 2017 and prior a) Recognized in both operating revenues and operating expenses	Treatment 2018 and beyond b) Recognized net	Historical Impact using 2017 – Illustrative Total Revenue -$3.5B Operating Expense -$3.5B Net -

OTHER CHANGES IMPACTING HISTORICAL RESULTS
Consolidated Statements of Income
With our adoption of ASU No. 2017-07, "Compensation – Retirement Benefits (Topic 715): Improving the Presentation of Net Periodic Pension Cost and Net Periodic Postretirement Benefit Cost" (ASU 2017-07), our consolidated statements of income have been adjusted to remove certain components of our net periodic benefit cost from our consolidated operating expenses and include those amounts in "other income (expense) – net." For segment reporting, we continue to include service cost and amortization of net prior service credits in segment operating results as this is the basis on which we analyze our segment results. While operating income is impacted by this standard change, net income and earnings per share are not impacted. The following table summarizes the increase (decrease) on our consolidated income statement.

	2017			2016
	Operating income	Other income (expense)	Net Income	Operating income	Other income (expense)	Net Income
Q1	$(508)	$508	-	$(457)	$457	-
Q2	(797)	797	-	(457)	457	-
Q3	(596)	596	-	(458)	458	-
Q4	922	(922)	-	563	(563)	-
Annual	$(979)	$979	-	$(809)	$809	-

Consolidated Statements of Cash Flows
With our adoption of ASU No. 2016-15, "Statement of Cash Flows (Topic 230): Classification of Certain Cash Receipts and Cash Payments" (ASU 2016-15), our previously reported consolidated statements of cash flows have been adjusted to remove any additional cash received for installment receivables (i.e., AT&T Next) sold to the banks from operating activities and to include those receipts as cash from investing activities. We will continue to record cash received from the banks at the time of sale as cash from operating activities. Modifications made to our securitization program in 2017 should moderate the ongoing impact of ASU 2016-15 as we collect more cash upfront when installment receivables are sold to the banks. The following table summarizes the impact to cash from operations and cash from investing:

	2017		2016
	Operating Activities	Investing Activities	Operating Activities	Investing Activities
Q1	$(185)	$185	$(205)	$205
Q2	(197)	197	(157)	157
Q3	(283)	283	(172)	172
Q4	(311)	311	(197)	197
Annual	$(976)	$976	$(731)	$731

CAUTIONARY LANGUAGE CONCERNING FORWARD-LOOKING STATEMENTS
Information set forth in this filing contains financial estimates and other forward-looking statements that are subject to risks and uncertainties. A discussion of factors that may affect future results is contained in AT&T's filings with the Securities and Exchange Commission. AT&T disclaims any obligation to update or revise statements contained in this filing based on new information or otherwise.

Signature

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AT&T INC.

Date: March 22, 2018	By: /s/ Debra L. Dial . Debra L. Dial Senior Vice President and Controller